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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

barnesandnoble.com inc.
New York, New York


     We hereby consent to the use in the Prospectus constituting a part of this
Registration Statement on Form S-1 of our report dated             , 1999,
relating to the financial statements of barnesandnoble.com inc. and January 29, 1999, relating to the financial statements of barnesandnoble.com llc.





We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                   /s/ BDO SEIDMAN, LLP
                                          --------------------------------------
                                                     BDO Seidman, LLP


New York, New York
March 18, 1999